Exhibit 23.2

Joe R. Lane (1858-1931)
Charles M. Waterman (1847-1924)
R. Scott Van Vooren
Richard A. Davidson
Michael P. Byrne
Theodore F. Olt III
Judith L. Herrmann
Joseph C. Judge
Jason J. O'Rourke
Troy A. Howell
Mikkie R. Schiltz
Diane E. Puthoff
Wendy S. Meyer
Ian J. Russell
Benjamin J. Patterson
Douglas R. Lindstrom, Jr.
Abbey C. Furlong
Samuel J. Skorepa
Kurt P. Spurgeon
Joshua J. McIntyre
Brett R. Marshall
Timothy B. Gulbranson
Alexander C. Barnett
Eric M. Hartmann
Maegan M. Gorham
Grace E. Mangieri
David C. Waterman

220 North Main Street, Suite 600

Davenport, Iowa 52801-1953

Telephone (563) 324-3246

Fax (563) 324-1616

Writer's Direct Dial: (563) 333-6630

E-Mail Address: bmarshall@l-wlaw.com

www.L-WLaw.com

July 20, 2022

Jenny L. Juehring
Michelle M. Weiser**
Jessica Y. Kirkpatrick

Registered Patent Attorney
Kathryn E. Cox±*

Of Counsel
Thomas N. Kamp*
C. Dana Waterman III*
James A. Mezvinsky*
David A. Dettmann*
Terry M. Giebelstein
Robert V. P. Waterman, Jr.
Edmund H. Carroll
Diane M. Reinsch*
Jeffrey B. Lang
Courtney M. Kay-Decker
Kyle R. Day

Admitted in Iowa and Illinois

* Only Admitted in Iowa
**Admitted in New York
± Admitted in Florida

Illinois Office
3551 7th Street, Suite 110
Moline, IL  61265

Consent of Lane & Waterman LLP

We consent to the use of our Iowa tax opinion dated as of July 20, 2022, addressed to John Deere Capital Corporation, John Deere Receivables LLC, RBC Capital Markets, LLC, Barclays Capital Inc., MUFG Securities Americas Inc., TD Securities (USA) LLC, Computershare Delaware Trust Company, and U.S. Bank Trust Company, National Association, for filing as an exhibit to the Form 8-K of John Deere Owner Trust 2022-B, dated as of July 20, 2022.

/s/ Lane & Waterman LLP

LANE & WATERMAN LLP